Exhibit 10.4

NON-COMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT (this “Agreement”), dated as of March 3, 2004, is entered into by and among Ask Jeeves, Inc., a Delaware corporation (“Acquiror”), and    , the undersigned individual stockholder (“Holder”) of Interactive Search Holdings, Inc., a Delaware corporation (“Holder”).

BACKGROUND

          A. Acquiror, Holder, Aqua Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”) and Aqua Holdings LLC, a single member Delaware limited liability company wholly owned by Acquiror (the “LLC”), have entered into that certain Merger Agreement dated March 3, 2004 (the “Merger Agreement”), pursuant to which Indigo, Inc. (“Target”) merged substantially all of its assets (the “Merger”) with Acquiror.

          B. Holder owns a substantial portion of the outstanding capital stock (the “Stock”) of Target, and as a result of the Merger, Holder received an ownership interest in Acquiror (capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Merger Agreement).

          C. Holder previously served as the        of Target.

          D. Holder is a resident of the State of         and with primary offices based in Irvington, New York.

          E. Acquiror, after giving effect to the Merger, is engaged in the business of information retrieval and providing web wide search.

          F. After giving effect to the Merger, Holder will be a key executive officer of the Acquiror.

          G. In consideration for Holder receiving the consideration described in Section 1.6 of the Merger Agreement, and to protect the goodwill of the business purchased by Acquiror in connection with the Merger Agreement, and as an inducement for Acquiror to enter into the Merger Agreement and to merge all of the assets of Target, Holder has agreed to enter into this Agreement.

AGREEMENT

          In consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

          1. Agreement Not to Compete. The parties acknowledge that Holder has acquired significant knowledge and information concerning the business of Target, which will be the business of the Acquiror after giving effect to the Merger and that such business is very

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competitive. The parties acknowledge that Target is presently doing business in each of the various States within, and territories of, the United States and in each of the countries as listed on Exhibit A hereto (collectively, the “Covered Area”). Competition by Holder with the business of Acquiror after consummation of the transactions contemplated by the Merger Agreement would severely injure the business of the Acquiror and impair the goodwill being purchased by Acquiror. Accordingly, Holder agrees that he shall not, for a period of two (2) years from the date of the Closing (the “Non-Compete Period”), compete with the business of Acquiror, by engaging, directly or indirectly, in the Covered Business (as defined below) within the Covered Area. In addition, Holder agrees that while an employee or consultant of Acquiror, Holder shall not compete with any new business that is outside the scope of the Covered Business engaged in by Acquiror or any of its subsidiaries after the date hereof.

          2. Definitions. For purposes of this Agreement, (i) “Covered Business” means business that Target is currently involved in during the one-year period preceding the date of this Agreement, including but not limited to toolbar distribution, on-line search, on-line advertising, portal services, and on-line advertising representation (ii) the phrase “engaging, directly or indirectly” means engaging or having an interest in, directly or indirectly, as owner, partner, participant of a joint venture, trustee, proprietor, shareholder, member, manager, director, officer, employee, independent contractor, capital investor, lender, consultant, advisor or similar capacity, or by lending or allowing his name or reputation to be used in connection with, or otherwise participating in or allowing his skill, knowledge or experience to be used in connection with, the operation, management or control of a business or enterprise engaged in any aspect of the Covered Business, and (iii) “within” the Covered Area includes the sale, marketing or distribution to a person or entity in or within, or for resale within, the Covered Area even if the service is performed in another state, territory, jurisdiction or country or the product sold or distributed is manufactured in or sold or shipped from another place.

          3. Non-Solicitation. Holder agrees not to directly or indirectly, individually or as a consultant, employee, officer, director, manager, stockholder, partner, member, owner, advisor or participant in any business entity, solicit or endeavor to entice away from Acquiror or any of its subsidiaries, parent, or holding company (Acquiror and each such subsidiary, parent or holding company are collectively referred to herein as the “Related Companies” and each individually as a “Related Acquiror”), or otherwise materially interfere with the business relationship of any Related Acquiror with, any person or entity who is, or was within the one year period immediately prior to the termination of the Non-Compete Period, (a) employed by or a consultant to any Related Acquiror, or (b) a customer or client of, supplier to or other party having material business relations with any Related Acquiror.

          4. Non-Solicitation of Customers. Holder agrees that, during the Non-Compete Period, he shall not, directly or indirectly through any other person or entity, either alone or in association with others, engage in the Covered Business with or solicit or attempt to solicit any Covered Business from or divert or attempt to divert away from Acquiror any business from any currently existing customer, vendor or distributor, or those presently identified prospective customer, vendors or distributors, of Acquiror with respect to any product or service being furnished, made or sold by Acquiror and related to the Covered Business, or those presently identified prospective customers, vendors or distributors, or Acquiror with respect to any product or service being furnished, made or sold by Acquiror and related to the Covered Business.

          5. Permitted Activities. Nothing contained herein shall limit the right of Holder as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or traded on the Nasdaq National Market, provided Holder’s equity interest therein does not exceed 3% of the outstanding shares or interests in such corporation or partnership and provided that Holder does not violate Acquiror’s Insider Trading Policy. In the event that Holder becomes involved in any activity which may be competitive with the business of the Acquiror or any of its subsidiaries after the date hereof that is outside the scope of the Covered Business, then Holder shall promptly inform the Board of Directors of Acquiror (the “Board of Directors”) of such activity, and Holder shall, if requested by the Board of Directors, cease, withdraw, disengage or divest his interests in such activity at the request of the Board of Directors. Holder, if a member of the Board of Directors, shall abstain from voting on such matter.

          6. Special Remedies and Enforcement. Holder recognizes and agrees that a breach by Holder of any of the covenants set forth in this Agreement could cause irreparable harm to Acquiror, that the remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a temporary restraining order or injunction or both may be issued against Holder without any requirement that Acquiror post any bond or security, in addition to any other rights and remedies which are available to Acquiror. The Supreme Court of New York of the State of New York, New York County shall have jurisdiction over any such action for provisional injunctive relief.

          7. Severability. The parties intend that all of the covenants contained herein shall be deemed to be separate covenants as to each state, territory, jurisdiction and country and that if in any judicial proceeding a court shall refuse to enforce all of the separate covenants included herein because, taken together, they cover too extensive a geographic area or because any one includes too large an area or because they cover too long a period of time or because they cover too broad a range of activities, the parties intend that such covenants shall be reduced in scope to the extent required by law, or, if necessary, eliminated from the provisions hereof, and that all remaining covenants hereof not so affected shall remain fully effective and enforceable.

          8. Attorneys’ Fees. In the event of any action or proceeding by any party arising out of or relating to this Agreement, including without limitation, for the breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees (including experts’ fees), costs and expenses incurred in such action or proceeding. Attorneys’ fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into such judgment.

          9. Amendment. This Agreement may be amended by Acquiror and Holder by an instrument in writing signed by, or on behalf of, each of them.

          10. Entire Agreement. This Agreement (including the Appendices) constitutes the sole understanding of the parties with respect to the subject matter hereof, except that nothing in this Agreement alters any obligations by Holder pursuant to any Employment Agreement between Holder and Acquiror or Related Acquiror.

          11. Counterparts. This Agreement may be executed in two or more counterparts (including facsimile versions), each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          12. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          13. Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

          14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          15. Notices. All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be deemed given: (i) when delivered if delivered personally (including by courier); (ii) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by telecopy or facsimile transmission, in each case to the parties at the following addresses:

(a) if to Holder, to:

Facsimile No.:
Telephone No.:

with a copy to:

Attention:
Facsimile No.:

(b) if to Acquiror, to:

Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, CA 94608
Attention: General Counsel
Facsimile No.: (510) 985-7507
Telephone No.: (510) 985-8100

with a copy to:

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Attention: Karen Dreyfus
Facsimile No.: (650) 473-2601
Telephone No.: (650) 473-2600

or to such other person or address as a party may designate in writing.

          IN WITNESS WHEREOF, the parties hereto have executed this Non-competition Agreement as of the day and year first written above.

ASK JEEVES, INC.
a Delaware Corporation

By:

Name:

Title:

,

an individual

EXHIBIT A

Covered Area

States and Territories of the United States

Each State of the United States and each Territory of the United States

Countries

UK
Europe
Japan